As filed with the Securities and Exchange Commission on April 15, 2020
REGISTRATION NO. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ALLSTATE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

ILLINOIS
(State or other jurisdiction of incorporation or organization)
6311
(Primary Standard Industrial Classification Code Number)
36-2554642
(I.R.S. Employer Identification Number)
ALLSTATE LIFE INSURANCE COMPANY
3075 SANDERS ROAD
NORTHBROOK, ILLINOIS 60062
847/402-5000
(Address, including zip code, and telephone number, including area code, of principal executive offices)
C T CORPORATION
208 South LaSalle Street
Suite 814
Chicago, IL 60604
(312) 345-4320
(Name, address, including zip code, and telephone number, including area code, of agent for service)
COPIES TO:
ANGELA K. FONTANA
ALLSTATE LIFE INSURANCE COMPANY
2775 SANDERS ROAD SUITE A2E
NORTHBROOK, IL 60062

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Market Value Adjusted Annuity Contracts	$25,338,784	$1	$25,338,784	$0

(1)	Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.
(2)
This filing is being made under the Securities Act of 1933 to register $25,338,784 interests in market value adjusted annuity contracts. The interests being registered herein are carried over, as unsold securities, from an existing Form S-3 registration statement of the same issuer (333-220830 and 333-220831) filed on October 3, 2017. Because filing fees of $3,036 and $228 previously were paid with respect to those securities, there is no filing fee under this registration statement. In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-3 registration statements (File Nos. 333-220830 and 333-220831), filed on October 5, 2017, by Allstate Life Insurance Company. Upon effectiveness, this Registration Statement will also act as a post-effective amendment to such earlier registration statements.
Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Market Value Adjusted Fixed Account Under Certain Variable Annuity Contracts Issued by Allstate Life Insurance Company
Allstate Life Insurance Company
Street Address: 5801 SW 6th Ave., Topeka, KS 66606-00001
Mailing Address: P.O. Box 758566, Topeka, KS 66675-8566
Telephone Number: 1-800-457-7617
Fax Number: 1-785-228-4584
Prospectus dated May 1, 2020

Allstate Life Insurance Company (“Allstate Life” or the “Company”) issues the Guaranteed Maturity Fixed Account option (the “MVA Account Option”) described in this prospectus. The MVA Option is available only under the following variable annuity contracts that we offer: AIM Lifetime Plus, AIM Lifetime Plus II, and AIM Lifetime Enhanced Choice. None of those contracts currently is offered for new sales. However, under outstanding contracts you may be able to make additional purchase payments, and allocate additional purchase payments or amounts of Contract Value to the MVA Account Option.
This prospectus is not your contract, although this prospectus provides a description of the material features of the MVA Account Option under your Contract. The description of the MVA Account Option’s material features is current as of the date of this prospectus. If certain material provisions of the MVA Account Option are changed after the date of this prospectus, those changes will be described in a supplement to this prospectus and the supplement will become a part of this prospectus.
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Discussion of Risk Factors begins on page 4 of this prospectus.
The principal underwriter for all of the Contracts is Allstate Distributors, L.L.C. (“ADLLC”), a wholly-owned subsidiary of Allstate Life. ADLLC is a registered broker dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.
Please read and keep this Prospectus for future reference. You should carefully read this prospectus in conjunction with any applicable supplements before taking any action involving the MVA Account Option. This Prospectus supersedes all prior prospectuses. Also, this Prospectus must be read along with the appropriate variable annuity contract prospectus. This Prospectus is in addition to the appropriate variable annuity contract prospectus. All

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information in the appropriate variable annuity contract prospectus continues to apply unless addressed by this Prospectus.

IMPORTANT NOTICES
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or passed on the accuracy or the adequacy of this prospectus. Anyone who tell you otherwise is committing a federal crime.
The contracts of which the MVA Account Option is a part may have been distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the contracts and the MVA Account Option are not deposits or obligations of, or guaranteed by such institutions or any federal regulatory agency. Investment in the MVA Account Option involves investment risks, including possible loss of principal.
This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this prospectus other than as contained in this prospectus.
The Contracts and the MVA Account Option are not FDIC insured.
The MVA Account Option may not be available in all states.

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Item 3: Risk Factors
Responsive information is incorporated by reference to Part I, Item 1A in the Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on February 28, 2020. A pandemic such as COVID-19 and its impacts were contemplated in many of the risk factors set forth under Item 1A. Risks Factors’’ in our Annual Report on Form 10-K for the year ended December 31, 2019. Risks related to a pandemic and economic uncertainty are described in our risk factors titled A large-scale pandemic, the occurrence of terrorism or military actions may have an adverse effect on our business and Conditions in the global economy and capital markets could adversely affect our business and results of operations. Currently, it is not possible to reliably estimate the length and severity of the pandemic or its impact to our operations, but the effects could be material.
Who is Allstate Life Insurance Company?
Allstate Life is the issuer of the variable annuity contracts under which the MVA Account Option is an investment option. Allstate Life was organized in 1957 as a stock life insurance company under the State of Illinois.
Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.
Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the MVA Account Option under variable annuity contracts in those jurisdictions in which we are licensed. Our home office is located at 3075 Sanders Road, Northbrook, Illinois 60062.
Allstate Life’s obligations under the Contracts are subject to its financial strength and claims paying ability.
Refer to “Appendix II: Information with Respect to the Registrant” below, for additional information about Allstate Life.

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Important Terms
Allstate Life (or the Company) - Allstate Life Insurance Company, the issuer of the variable annuity contracts under which the MVA Account Option is available.
Contracts - The AIM Lifetime Plus, AIM Lifetime Plus II, and AIM Lifetime Enhanced Choice variable annuity contracts issued by Allstate Life under which the MVA Account Option is available.
Contract Value - During the accumulation phase, the sum of the value of your interest in the variable sub-accounts you have selected, plus your value in the fixed account option(s) offered by your Contract, including the MVA Account Option.
Guarantee Period - A period of years during which we guarantee payments (and related Credit Enhancement, in the case of AIM Lifetime Enhanced Choice) and transfers to your Contract earn interest at a specified rate.
Income Plan - A series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. Under Income Plan 1, we make income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the applicable Contract.
Market Value Adjustment - We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. The Market Value Adjustment may be positive or negative, depending on changes in interest rates.
MVA Account Option - The Guaranteed Maturity Fixed Account Option available under the Contracts.
Payout Start Date - The day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant’s 90th birthday, or the 10th Contract Anniversary, if later.
Settlement Value - The amount payable on a full withdrawal of Contract Value.
Treasury Rate - the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available, then we will use an alternate source for such information in our discretion.

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Expenses
There is no charge that applies specifically to the MVA Account Option. However, certain charges under certain base variable annuity contracts and riders added to the base contract are based on (i) the Contract Value, which includes the value held in the MVA Account Option, or (ii) net premiums, including premiums allocated to the MVA Account Option. Please refer to the appropriate variable annuity contract for more information as to these charges.
Description of the MVA Account Option
Introduction. The MVA Account Option offers fixed interest rates that we guarantee for specified periods we call “Guarantee Periods”. You may allocate new premium or existing Contract Value to the MVA Account Option. You may select the period for which the interest rate on our allocation will be guaranteed from among the Guarantee Periods we are then offering. Each allocation will establish a separate Guarantee Period account. At the end of each Guarantee Period, you may choose to roll over the value of that Guarantee Period account into a new Guarantee Period or allocate the value of that Guarantee Period account to another investment option available under your variable annuity contract. If you withdraw Contract Value from a Guarantee Period prior to its expiration, a Market Value Adjustment (which can be positive or negative) will apply, except for withdrawals taken during the 10-day period after the expiration of a Guarantee Period.
Guarantee Periods. Each payment or transfer allocated to the MVA Account Option earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.
You select a Guarantee Period for each purchase or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment, if available. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500.
The Guarantee Periods may not be available in your state.
Interest Rates. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.
We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will

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be in the future. For current interest rate information, please contact your sales representative or Allstate Life at 1-800-457-7617. The interest rates we credit will never be less than the minimum guaranteed rate stated in the Contract.
How we credit interest. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn.
Renewals. At least 30 days prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1)
Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our current declared rate for a Guarantee Period of that length; or

2)
Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)
Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4)
Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay income taxes, premium taxes and be subject to income tax withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

Market Value Adjustment. All withdrawals in excess of the Free Withdrawal Amount, transfers, and amounts applied to an Income Plan from a Guarantee Period, other than those taken during the 30-day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment may apply in the calculation of the Settlement Value described in the “Death Benefit Amount” section of your Contract. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program as described in your Ccontract. We also will not apply a Market Value Adjustment to a withdrawal you make:

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•	within the Free Withdrawal Amount as described in your Contract,

•	when exercising the confinement, unemployment, widow withdrawals or terminal illness waivers (AIM Lifetime Plus II and AIM Lifetime Enhanced Choice only), or

•	to satisfy IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. “Treasury Rate” means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, income tax, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable current Treasury Rate, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5-year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 5-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you. The hypothetical interest rate in this example is illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above, and in recent years they generally have been lower in a generally low interest rate environment.

The formula for calculating Market Value Adjustments is set forth in Appendix I to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.
Distribution of the Contracts
The MVA Account Option is available only under certain variable annuity contracts issued by Allstate Life, as identified above. Extensive information about the arrangement for distributing the variable annuity contracts is included under “Distribution” in the appropriate variable annuity

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contract prospectus and in the statement of additional information that relates to that prospectus. All of that information applies, regardless of whether you choose to allocate Contract Value to the MVA Account Option, and there is no additional plan of distribution or sales compensation with respect to the MVA Account Option. Also as described in the appropriate variable annuity contract prospectus, the principal underwriter for all of the Contracts is Allstate Distributors, L.L.C., a wholly-owned subsidiary of Allstate Life. The underwriting agreement with Allstate Distributors provides that we will reimburse Allstate Distributors for any liability to Contract owners arising out of services rendered or Contracts issued.
Additional Information
Experts
The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Allstate Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2019, SEC File No. 000-31248, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedules and includes an explanatory paragraph referring to a change in presentation and method of accounting for the recognition and measurement of financial assets and financial liabilities on January 1, 2018, due to adoption of FASB Accounting Standards Update No. 2016-01, Financial Instruments - Overall (Subtopic 825-10)). Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Legal Matters
All matters of Illinois law pertaining to the MVA Account Option, including the validity of the variable annuity contracts incorporating the MVA Account Option and Allstate Life’s right to issue such contracts under Illinois insurance law, have been passed upon by Angela K. Fontana, General Counsel of Allstate Life.
Annual Reports and Other Documents
Allstate Life incorporates by reference into the prospectus its latest annual report on Form 10-K, SEC File No. 000-31248, filed on February 28, 2020, pursuant to Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act or proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year covered by its latest annual report on Form 10-K. Allstate Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate Life, P.O. Box 758566, Topeka, KS 66675-8566 or by calling 1-800- 457-7617. Allstate Life files periodic reports as required

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under the Securities Exchange Act of 1934. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
The Allstate Corporation has secured a financial institutions bond in the amount of $5,000,000, subject to a $25,000,000 deductible. The Allstate Corporation also maintains directors’ and officers’ liability insurance coverage with limits of $200 million under which Allstate Life, as well as certain other subsidiaries, are covered. A provision in Allstate Life’s ’s by-laws provides for the indemnification of individuals serving as directors or officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Allstate Life pursuant to the foregoing provisions, Allstate Life has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Reliance on Rule 12h-7
Rule 12h-7 under the Exchange Act exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The MVA Account Options described in this prospectus fall within the exemption provided under Rule 12h-7. Effective May 8, 2020, Allstate Life will rely on the exemption provided under Rule 12h-7 and will not file reports under the Exchange Act.

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EXAMPLES OF MARKET VALUE ADJUSTMENT
Purchase Payment: $10,000
Guarantee Period: 5 years
Treasury Rate (at the time the Guarantee Period was established): 4.50%
Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%
Full Surrender: End of Contract Year 3
NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3/ = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.10 X $10,000.00 = $1,000.00
Step 3. Calculate the Withdrawal Charge:	.05 X($10,000.00 - $1,000.00) = $450.00
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.20%
N =	730 days	=	2
365 days

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $450.00 + $56.22 = $11,017.88

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3/ = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.10 X $10,000.00 = $1,000.00
Step 3. Calculate the Withdrawal Charge:	.05 X($10,000.00 - $1,000.00) = $450.00
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.20%
N=	730 days	2
365 days

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $450.00 - $56.22 = $10,905.44
Purchase Payment: $10,000
Guarantee Period: 5 years
Treasury Rate (at the time the Guarantee Period was established): 4.50%
Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%
Full Surrender: End of Contract Year 3
NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 3 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)3 = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.15% × $10,000.00 × (1.045)2 = $1,638.04
Step 3. Calculate the Withdrawal Charge:	.06 × ($10,000.00 - $1,638.04) = $501.72
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.20%
N=	730 days	=	2
365 days

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $501.72 + $52.78 = $10,962.72

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EXAMPLE 4: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 X (1.045)/3/ = $11,411.66
Step 2. Calculate the Free Withdrawal Amount:	.15% × $10,000.00 × (1.045)2 = $1,638.04
Step 3. Calculate the Withdrawal Charge:	.06 × ($10,000.00 - $1,638.04) = $501.72
Step 4. Calculate the Market Value Adjustment:	I = 4.50%
J = 4.80%
N=	730 days	=	2

Step 5. Calculate the amount received by a Contract owner as a result of full withdrawal at the end of Contract Year 3:	$11,411.66 - $501.72 - $52.78 = $10,857.16
Purchase Payment: $10,000 (Credit Enhancement of $400 allocated to Money Market Variable Sub-Account)
(Option 1: 4% up front): 10,000 allocated to a Guarantee Period Guarantee Period: 5 years
Treasury Rate (at the time the Guarantee Period was established): 4.50%
Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%
Full Surrender: End of Contract Year 3
NOTE: These examples assume that premium taxes are not applicable.
EXAMPLE 5 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:	$10,000.00 x (1.04) x (1.045)/3/= $11,868.13
Step 2. Calculate the Free Withdrawal Amount:	15% x $10,000.00 x (1.04) x (1.045)/2/= $1,703.56
Step 3. Calculate the Withdrawal Charge:		=	.07 x ($10,000.00 - $1,703.56) = $580.75
Step 4. Calculate the Market Value Adjustment:			4.50%
4.20%
	N	=	730 days = 2
365 days
Market Value Adjustment Factor: .9 x (I - J) X N
		=	.9 X (.045 - .042) X (2) = .0054
Market Value Adjustment = Market Value Adjustment Factor x Amount Subject to Market Value Adjustment:

Step 5. Calculate the amount received by a Contract Owner as a result of full withdrawal at the end of Contract Year 3:		=	.0054 X ($11,868.13 - $1,703.56) = $54.89
$11,868.13 - $580.75 + $54.89 = $11,342.27
EXAMPLE 6: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of Contract Year 3:		$10,000.00 X (1.04) X (1.045)[3] = $11,868.13
Step 2. Calculate the Free Withdrawal Amount:		15% X $10,000.00 X (1.04) X (1.045)2 = $1,703.56
Step 3. Calculate the Withdrawal Charge:	=	.07 X ($10,000.00 - $1,703.56) = $580.75
Step 4. Calculate the Market Value Adjustment:		4.50%
4.80%
730 days
	N	= = 2
365 days
Market Value Adjustment Factor: .9 x (I - J) x N
	=	.9 X (.045 - .048) X (2) = -.0054
Market Value Adjustment = Market Value Adjustment Factor x Amount Subject to Market Value Adjustment:

Step 5. Calculate the amount received by a Contract Owner as a result of full withdrawal at the end of Contract Year 3:	=	-.0054 X ($11,868.13 - $1,703.56) = $(54.89)
$11,868.13 - $580.75 - $54.89 = $11,232.49

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Appendix II: Information with Respect to the Registrant.

Item 11(a).	Description of Business.
Information required for Part I, Item 11(a) is incorporated by reference to Part I, Item 1 in Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on February 28, 2020.

Item 11(b).	Description of Property.
Information required for Part I, Item 11(b) is incorporated by reference to Part I, Item 2 in Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on February 28, 2020.

Item 11(c).	Legal Proceedings.
Information required for Part I, Item 11(c) is incorporated by reference to Part I, Item 3 in Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on February 28, 2020.

Item 11(e).	Financial Statements and Notes to Financial Statements.
Information required for Part I, Item 11(e) is incorporated by reference to Part II, Item 8 in Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on February 28, 2020.

Item 11(f).	Selected Financial Data.
Information required for Part I, Item 11(f) is incorporated by reference to Part II, Item 6 in Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on February 28, 2020.

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Information required for Part I, Item 11(h) is incorporated by reference to Part II, Item 7 in Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on February 28, 2020.

Item 11(i).	Changes in Disagreements with Accountants on Accounting and Financial Disclosure.
Information required for Part I, Item 11(i) is incorporated by reference to Part II, Item 9 in Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on February 28, 2020.

Item 11(j).	Quantitative and Qualitative Disclosures About Market Risk.
Information required for Part I, Item 11(j) is incorporated by reference to Part II, Item 7A in Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on February 28, 2020.

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Item 11(k).	Directors, Executive Officers, Promoters and Control Persons.
Identification of Directors and Executive Officers
Directors are elected at each annual meeting of shareholders for a term of one year. The biographies of each of the directors and executive officers below contain information regarding the person’s service as a director, business experience, director positions at public companies held currently or at any time during the last five years if applicable, and the experiences, qualifications, attributes or skills that caused the company management to determine that a director or executive officer should serve as such for Allstate Life Insurance Company (Allstate Life).
John E. Dugenske, 54, has been Chief Executive Officer since March 2020 and a director since March 2017. Mr. Dugenske previously served as Executive Vice President and Chief Investment Officer beginning in March 2017 as well as Corporate Strategy Officer beginning in March 2018. He is a director and President, Investments and Financial Products, of Allstate, the direct parent company of Allstate Life. Mr. Dugenske is responsible for overseeing Allstate’s $88.4 billion investment portfolio. Prior to joining Allstate, Mr. Dugenske served as the group managing director and global head of Fixed Income at UBS Global Asset Management, where he oversaw more than $200 billion in assets. He was also a member of the UBS Asset Management Executive Committee. Prior to joining UBS in 2008, he held leadership positions at Lehman Brothers and held research and portfolio management roles at Deutsche Asset Management and NISA Investment Advisors, LLC. Mr. Dugenske has an extensive financial services background and a deep understanding of the insurance business and investments.
Angela K. Fontana, 51, has been a director since November 2012 and Vice President, General Counsel and Secretary since May 2013. Ms. Fontana is also a Vice President, Assistant General Counsel and Assistant Secretary of Allstate, the direct parent company of Allstate Life. Since joining Allstate in 1995, Ms. Fontana has progressed through various positions. Ms. Fontana previously served as Chief Compliance Officer of Allstate Life. In addition, she has held positions supporting the Allstate personal lines and Allstate life and retirement business units. Ms. Fontana has a deep understanding of the insurance business generally and has extensive experience in regulatory compliance and government relations. In addition, Ms. Fontana has extensive knowledge regarding Allstate Life’s business, including its products, distribution channels and customers. Ms. Fontana serves as a member of the Board of Directors of the Life Insurance Counsel of New York and the Lake Forest Preservation Foundation, as well as a member of the Board of Trustees of Kohl Children’s Museum of Greater Chicago.
Mary Jane Fortin, 55, has been a director and President since October 2015. Ms. Fortin is also a director and President, Financial Products, of Allstate, the direct parent company of Allstate Life. She leads the go-to-market strategy and execution for Allstate’s life and retirement businesses and is responsible for integrating the life and retirement businesses into Allstate personal lines. Ms. Fortin also oversees Allstate Benefits, a leading provider of voluntary benefits solutions. Prior to joining Allstate in 2015, Ms. Fortin served as Executive Vice President and Chief Financial Officer of American International Group (AIG) Consumer Insurance, which includes AIG’s global life, retirement and personal lines businesses. She has also served as President and Chief Executive Officer of American General, AIG’s group of domestic life insurance companies. Before joining AIG in 2006, Ms. Fortin held various leadership roles at The Hartford, including senior vice president of mutual funds and 529 programs. Ms. Fortin is a member of the Board of Directors of the American Council of Life Insurers (ACLI). She currently serves on the ACLI CEO Steering Committee on Consumer Issues as well as the CEO Steering Committee on Prudential Issues. Ms. Fortin has extensive experience leading major insurance companies and a deep business and financial services background.
Mario Imbarrato, 47, has been Senior Vice President and Chief Financial Officer since March 2020 and a director since March 2015. Mr. Imbarrato previously served as Chief Financial Officer from March 2015 to November 2019. He is a Senior Vice President of Allstate Insurance Company, the direct parent company of Allstate Life. Mr. Imbarrato has extensive experience in financial and capital management, reinsurance management, asset and liability management, actuarial analysis and risk management. Since joining Allstate in 1993, Mr. Imbarrato has held various leadership roles, including leading the planning, financial analysis, expense management, reinsurance, capital planning, strategic operations, investments and financial actuarial teams. Mr. Imbarrato is a Fellow of the Society of Actuaries, a Member of the American Academy of Actuaries and a Chartered Financial Analyst (CFA) charterholder. Mr. Imbarrato is a first cousin of Mr. Rizzo.

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Jesse E. Merten, 45, has been a director since March 2018. Mr. Merten is Executive Vice President and Chief Risk Officer of Allstate, the direct parent company of Allstate Life. He chairs the Enterprise Risk and Return Management Committee, which oversees all corporate risk and return activities. In 2015, Mr. Merten was elected Senior Vice President and Treasurer of The Allstate Corporation and Allstate, responsible for liquidity management, capital sourcing and deployment, bank and rating agency relationships, strategy and corporate financial planning and analysis. Mr. Merten joined Allstate Financial as Senior Vice President and Chief Financial Officer in 2012. Mr. Merten has extensive experience in financial services, including financial planning and capital management, as well as a deep understanding of risk management.
Julie Parsons, 47, has been a director since July 2017. Ms. Parsons is Executive Vice President and Chief Operating Officer, Personal Property-Liability, of Allstate, the direct parent company of Allstate Life. Ms. Parsons joined Allstate in 1993. In October 2014, she became Senior Vice President, Vehicle Product Management, where she was responsible for developing, delivering and maintaining a portfolio of personal auto and power sports products. Ms. Parsons became Executive Vice President, Product Operations, in May 2017. Ms. Parsons is a fellow of the Casualty Actuarial Society and currently serves on the Posse Foundation Chicago Advisory Board. Ms. Parsons has a deep understanding of the insurance business, and especially in developing and distributing insurance products.
John C. Pintozzi, 54, has been a director since February 2020 and Senior Vice President and Controller since October 2019. Mr. Pintozzi is Senior Vice President, Controller and Chief Accounting Officer of The Allstate Corporation and Allstate, each a parent company of Allstate Life. He is responsible for managing the accounting functions for Allstate’s property-liability, life, health, and annuity businesses. Mr. Pintozzi previously served as Chief Financial Officer of Allstate Investments beginning in 2012. He is a member of the American Institute of Certified Public Accountants. Mr. Pintozzi has an extensive backgrounding in financial services, investments, and accounting.
Mario Rizzo, 53, has been a director since March 2018. Mr. Rizzo previously served as Chief Financial Officer beginning in November 2019. Mr. Rizzo is Executive Vice President and Chief Financial Officer of The Allstate Corporation and Allstate, each a parent company of Allstate Life. Mr. Rizzo previously served as Chief Financial Officer of Allstate Personal Lines, where he was responsible for its comprehensive financial planning and analytics. In addition, Mr. Rizzo served for nearly eight years as Allstate's Treasurer and Assistant Treasurer. He joined the company in 1989. Mr. Rizzo serves as a member of the Finance Committee and the Governing Board of UCAN Chicago, an organization focused on empowering youth to develop into future leaders. He is also a Certified Public Accountant. Mr. Rizzo has a deep understanding of the insurance business, financial planning, and capital management. Mr. Rizzo is a first cousin of Mr. Imbarrato.
Glenn T. Shapiro, 54, has been a director since March 2018. He is President, Personal Property-Liability, of Allstate, the direct parent company of Allstate Life. From 2016 to 2017, Mr. Shapiro served as Executive Vice President, Claims, of Allstate. Prior to joining Allstate in 2016, Mr. Shapiro was Executive Vice President and Chief Claims Officer at Liberty Mutual Commercial Insurance. Mr. Shapiro has 30 years of experience in the insurance industry and a deep knowledge of insurance claims. Mr. Shapiro serves on the board of SitStayRead, a Chicago nonprofit dedicated to promoting a culture of reading in low-income communities. He holds CPCU, CLU and ChFC designations.
Steven E. Shebik, 63, has been a director since December 2010. Mr. Shebik previously served as Chief Executive Officer beginning in February 2018. He is also Vice Chairman of The Allstate Corporation and Allstate, each a parent of Allstate Life. Mr. Shebik has held numerous senior roles at Allstate during the past two decades, most recently as Chief Financial Officer of The Allstate Corporation from 2012 to 2018. Mr. Shebik serves on the Board of Trustees of the Chicago Symphony Orchestra, the Dean's Advisory Council of the Gies College of Business and the Finance Operations Committee of the DuPage Foundation. He is a member of Financial Executives International, the American Institute of CPAs and the Illinois CPA Society. Mr. Shebik has a deep understanding of the insurance business, financial planning, and accounting.
Brian P. Stricker, 59, has been a director since August 2017 and Senior Vice President since June 2017. He is also a Senior Vice President of Allstate, the direct parent company of Allstate Life. Mr. Stricker is responsible for leading the conception, design, pricing, implementation and management of life insurance products. Mr. Stricker began his career in 1983 at Baltimore Life Insurance Company, where he most recently served as Senior Vice President and Chief Development Officer, leading all product development, acquisition and alliance-related growth initiatives, in addition to marketing and insurance services. Mr. Stricker is a Fellow of the Society of Actuaries and served on the board of the Y in

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central Maryland. Mr. Stricker has extensive experience in the life insurance industry, and especially in design and implementation of life insurance products.
Thomas J. Wilson, 62, has been a director and Chairman of the Board since March 2007. Mr. Wilson is Chairman of the Board, President and Chief Executive Officer of The Allstate Corporation and Allstate, each a parent company of Allstate Life. Mr. Wilson has held a number of senior executive positions since joining Allstate in 1995. He was a director of State Street Corporation from 2012 to May 2017. Mr. Wilson is the chairman of the U.S. Chamber of Commerce and holds active leadership positions within the financial services industry and the community. He is a Board member of the Civic Committee of the Commercial Club of Chicago and a trustee of Rush University Medical Center. Mr. Wilson serves as the national and Illinois Co-Chair for WE Day. He is also the co-chair of Get IN Chicago, a public-private partnership to reduce violent crime among youth in Chicago. He has previously served as chairman of the Property and Casualty CEO Roundtable. Mr. Wilson has a deep understanding of the insurance business, particularly that of The Allstate Corporation and its subsidiaries, as well as extensive business and board leadership experience.
James M. Flewellen, 62, has been a Senior Vice President since December 2016. Mr. Flewellen is also a Senior Vice President of Allstate, the direct parent company of Allstate Life. He is responsible for leading the life and retirement sales strategy across the field organization. Mr. Flewellen has extensive experience in building distribution capabilities supporting customer needs. Prior to joining Allstate, Mr. Flewellen served for over four years as Chief Distribution Officer at Transamerica, where he managed a diverse distribution portfolio including the Transamerica Career Agency System, Independent Brokerage, World Financial Group and Transamerica Financial Advisors.
Rebecca D. Kennedy, 47, has been a Vice President since October 2018. She is also a Vice President of Allstate, the direct parent company of Allstate Life. In this role, Ms. Kennedy is responsible for leading the claims, annuity operations, life compliance, underwriting and risk management services and medical team. Since joining Allstate in 1999, Ms. Kennedy has held various positions of progressive responsibility within the investments and life and retirement organizations. Ms. Kennedy is a Fellow of the Society of Actuaries and a Chartered Financial Analyst. Ms. Kennedy has extensive experience in the life insurance industry, and especially in life and annuity operations.
Theresa Resnick, 57, has been Appointed Actuary since December 2015 and became Vice President in September 2016. She is also a Vice President of Allstate, the direct parent company of Allstate Life. Ms. Resnick is responsible for all aspects of GAAP, statutory and tax valuation in connection with the life, annuity and health liabilities of Allstate’s life companies. Prior to joining Allstate in 2007, Ms. Resnick served as Assistant Vice President at Aon, where she developed and led the enterprise risk management process for the global organization. Ms. Resnick has deep knowledge of the insurance industry as well as extensive experience in life and health insurance company financial management.
Steven P. Sorenson, 55, has been Executive Vice President, Corporate Business Transformation, of Allstate, the direct parent company of Allstate Life Insurance Company, since January 2020. Previously, Mr. Sorenson was responsible for Allstate’s customer contact and agency service centers and also led procurement, real estate and the project management organization. Since joining Allstate in 2000, Mr. Sorenson has progressed through various leadership positions within the product and distribution organizations. He served as Executive Vice President of Distribution, Executive Vice President of Product Operations and then as Executive Vice President, Allstate Brand Operations. He serves on the boards of the Foglia YMCA in Lake Zurich, Illinois, as well as the YMCA of Metropolitan Chicago. Mr. Sorenson has extensive experience in the insurance industry, including customer service and product distribution.

Item 11(l).	Corporate Governance.
Compensation Committee Interlocks and Insider Participation
Allstate Life’s Board of Directors does not have a compensation committee. All compensation decisions are made by The Allstate Corporation, as the ultimate parent of Allstate Life. No executive officer of Allstate Life served as a member of the compensation committee of another entity for which any executive officer served as a director of Allstate Life.

Item 11(m).	Security Ownership of Certain Beneficial Owners and Management.

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Security Ownership of Certain Beneficial Owners
The following table shows the number of Allstate Life shares owned by any beneficial owner who owns more than five percent of any class of Allstate Life’s voting securities as of April 1, 2020.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Common Stock	Allstate Insurance Company 2775 Sanders Road, Northbrook, IL 60062	23,800	100%
N/A	Allstate Insurance Holdings, LLC 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Insurance Company[1]	N/A
N/A	The Allstate Corporation 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Insurance Company[2]	N/A
1 Allstate Insurance Company is a wholly owned subsidiary of Allstate Insurance Holdings, LLC.
2 Allstate Insurance Holdings, LLC is a wholly owned subsidiary of The Allstate Corporation.

 Security Ownership of Directors and Executive Officers
The following table shows the common shares of The Allstate Corporation, the ultimate parent company of Allstate Life, beneficially owned as of April 1, 2020, by each director and named executive officer of Allstate Life individually, and by all executive officers and directors of Allstate Life as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly. It also includes shares subject to stock options exercisable on or before May 31, 2020, and restricted stock units and performance stock awards with restrictions that expire on or before May 31, 2020. As of April 1, 2020, none of these shares were pledged as security.

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of The Allstate Corporation Common Stock (a)	Common Stock Subject to Options Exercisable and Restricted Stock Units and Performance Stock Awards for which restrictions expire on or prior to May 31, 2020 --- Included in Column (a) (b)	Percent of Class
John E. Dugenske	160,368	140,978	*
Angela K. Fontana	9,062	9,062	*
Mary Jane Fortin	207,725	152,258	*
Mario Imbarrato	22,450	22,450	*
Jesse E. Merten	59,149	45,043	*
Julie Parsons	69,721	57,016	*
John C. Pintozzi	34,097	19,412	*
Mario Rizzo	119,714	100,820	*
Glenn T. Shapiro	105,105	74,276	*
Steven E. Shebik	634,193	474,632	*
Brian P. Stricker	8,751	8,581	*
Thomas J. Wilson	3,415,198	2,644,298	1.08
All directors and executive officers as a group	5,117,414	3,940,939	1.61%
*    Less than 1% of the outstanding shares of common stock.

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Item 11(n). Transactions with Related Persons, Promoters, and Certain Control Persons.
Transactions with Related Persons
This table describes certain intercompany agreements involving amounts greater than $120,000 between Allstate Life and the following companies:

•	Allstate Insurance Company (“AIC”), the direct parent of Allstate Life;

•	Allstate Insurance Holdings, LLC (“AIH”), an indirect parent of Allstate Life; and

•	The Allstate Corporation (“AllCorp”), the ultimate indirect parent of Allstate Life.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year		Related Person(s) involved in the transaction[1] and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)	AIC	AIH	AllCorp
Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004, as amended by Amendment No. 1 effective January 1, 2009; Addendum among Allstate Insurance Company and certain affiliates dated August 17, 2011.	2017 2018 2019	5,502,056,803[2] 5,804,734,687[2] 5,455,724,500[2]	1,217,961,034[2] 1,240,766,409[2] 1,132,529,633[2]	0 0 0	15,822,017[2] 24,791,339[2] 24,562,359[2]
Investment Management Agreement among Allstate Investment Management Company, The Allstate Corporation and certain affiliates effective February 1, 2012; Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007.	2017 2018 2019	156,594,325[2] 159,512,914[2] 152,460,143[2]	81,345,290 89,275,012 79,320,950	0 0 0	0 0 0
Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, and other certain subsidiaries of the Allstate Corporation dated February 1, 1996.	2017 2018 2019	119,403,935[2] 1,115,026,450[2] (247,543,164)[2]	0 0 0	0 0 0	119,403,935[2] 1,115,026,450[2] (247,543,164)[2]
Amended and Restated Intercompany Liquidity Agreement between Allstate Insurance Company, Allstate Life Insurance Company and The Allstate Corporation effective as of May 8, 2008.	2017 2018 2019	207,479 27,350 2,425	0 0 0	N/A	150,882 0 0
Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996.	2017 2018 2019	904,637,086[3] 650,000,001[3] 584,887,734[3]	954,496,835 720,044,054 533,996,157	0 0 0	(127,080,526) (107,580,643) (87,501,759)
Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007.	2017 2018 2019	866,697[4] 0[4] 0[4]	866,697[4] 0[4] 0[4]	N/A	N/A
Marketing Coordination and Administrative Services Agreement among Allstate Insurance Company, Allstate Life Insurance Company and Allstate Financial Services, LLC effective January 1, 2003, as amended by First Amendment to Marketing Coordination and Administrative Services Agreement by and among Allstate Life Insurance Company, Allstate Financial Services, LLC and Allstate Insurance Company effective January 1, 2006.	2017 2018 2019	3,944,409[2] 3,774,853[2] 4,403,989[2]	3,944,409[2] 3,774,853[2] 4,403,989[2]	N/A	N/A

(1)	Each identified Related Person is a Party to the transaction.

(2)	Gross amount of expense received under the transaction.

(3)	Total amounts paid to the Internal Revenue Service.

(4)	Value of transfer transactions.

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Policies and Procedures for Review and Approval of Related Person Transactions

All intercompany agreements to which Allstate Life is a party are approved by the Board as well as by the board of any other affiliate of The Allstate Corporation which is a party to the agreement. Intercompany agreements are also submitted for approval to the Illinois Department of Insurance, Allstate Life’s domestic regulator pursuant to the applicable state’s insurance holding company systems act. This process is documented in writing in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Allstate Life’s corporate records.

While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Allstate Life, all directors and executive officers of Allstate Life are subject to the Global Code of Business Conduct (“Code”). The Code includes a written conflict of interest policy that was adopted by the Board of Directors of The Allstate Corporation, the ultimate parent company of Allstate Life. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Allstate, or in a business that has a relationship with Allstate, must be disclosed to Human Resources. Human Resources will work with representatives from the Law Department, including Enterprise Business Conduct, to determine whether an actual conflict of interest exists. Each director and executive officer must sign a certification annually.

Director Independence

All directors of Allstate Life are employees of Allstate Insurance Company. Under Illinois law, Allstate Life is not required to have independent directors.

Item 11A.	Material Changes.
None.

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$0
Cost of printing and engraving	$3,914.21
Legal fees	$14,722.22
Accounting fees	$6,000.00
Mailing fees	$4,564.73

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The By-laws of Allstate Life Insurance Company (“Registrant”) provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.
The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
None.

ITEM 16. EXHIBITS.
16(a)
(1)(1)
Underwriting Agreement dated as of December 1, 1995, by and among Glenbrook Life and Annuity Company and Allstate Life Financial Services, Inc. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement of Allstate Life Insurance Company, SEC File No. 333-220830, filed on November 3, 2017).

(1)(2)
Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Distributors, LLC, Allstate Financial Services, LLC & Lincoln Benefit Life Company (Incorporated herein by reference to Registrant’s Current Report on Form 8-K (File No. 0-31248) dated September 1, 2011.)

(2)	Plan of acquisition, reorganization, arrangement, liquidation or succession. None.

(3)(i)
Articles of Incorporation of Allstate Life Insurance Company. Incorporated herein by reference to Post-Effective Amendment No. 3 to Form N-4 Registration Statement of Allstate Financial Advisors Separate Account I, SEC File No. 333-77605, filed on April 24, 2001.

(3)(ii)
Amended and Restated By-laws of Allstate Life Insurance Company effective March 15, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Form 8-K, SEC File No. 0-31248, filed on March 20, 2007.

(4)(1)
Form of Flexible Premium Deferred Variable Annuity Certificate and Application (AIM Lifetime Plus) (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220830, filed on November 3, 2017.

(4)(2)	Amendatory Endorsement (LU10244) (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220830, filed on November 3, 2017.

(4)(3)
Flexible Premium Deferred Variable Annuity Contract and Application (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220831), filed on November 3, 2017).

(4)(4)	Death Benefit Amendatory Endorsement (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220831), filed on November 3, 2017).

(4)(5)	Amendatory Endorsement (LU10244) (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement, SEC File No. 333-220831, filed on November 3, 2017).

(5)	Opinion and Consent of General Counsel re: Legality of securities being registered. Filed herewith.

(8)	Opinion re: tax matters. None.

(9)	Voting trust agreement. None.

(10)	Material Contracts.

(10)(1)
Credit Agreement dated April 27, 2012, among The Allstate Corporation, Allstate Insurance Company and Allstate Life Insurance Company, as Borrowers; the Lenders party thereto, Wells Fargo Bank, National Association, as Syndication Agent; Citibank, N.A. and Bank of America, N.A., as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent. Incorporated herein by reference to The Allstate Corporation’s Quarterly Report on Form 10-Q, SEC File No. 1-11840, filed on May 2, 2012.

(10)(2)
Amendment No. 1 to Credit Agreement dated as of April 27, 2014. Incorporated herein by reference to The Allstate Corporation’s Current Report on Form 8-K, SEC File No. 1-11840, filed on April 29, 2014.

(10)(3)
Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, and other certain subsidiaries of The Allstate Corporation effective February 1, 1996. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 13, 2007.

(10)(4)
Amended and Restated Intercompany Liquidity Agreement between Allstate Insurance Company, Allstate Life Insurance Company and The Allstate Corporation effective as of May 8, 2008. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on May 14, 2008.

(10)(5)
Revolving Loan Credit Agreement, effective December 20, 2010, between American Heritage Life Insurance Company and Road Bay Investments, LLC. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on December 27, 2010.

(10)(6)
Pledge and Security Agreement, dated as of December 20, 2010, between Road Bay Investments, LLC and American Heritage Life Insurance Company securing obligations under the Revolving Loan Credit Agreement. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on December 27, 2010.

(10)(7)
Capital Support Agreement between Allstate Life Insurance Company and Allstate Insurance Company effective December 14, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on February 7, 2008.

(10)(8)
Form of Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(9)
Form of Amendment No. 1 effective January 1, 2009, to Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates dated as of January 1, 2009. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on February 17, 2010.

(10)(10)
Letter Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates, including Allstate Life Insurance Company, effective December 1, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on May 23, 2008.

(10)(11)
Addendum among Allstate Insurance Company and certain affiliates dated August 17, 2011 to Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation and certain affiliates effective as of January 1, 2004, as amended by amendment No. 1 effective as of January 1, 2009. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 8, 2012.

(10)(12)
New York Insurer Supplement to Amended and Restated Service and Expense Agreement among Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance Company of New York and Intramerica Life Insurance Company, effective March 5, 2005. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on August 8, 2005.

(10)(13)
Limited Servicing Agreement among Allstate Life Insurance Company, Allstate Distributors, L.L.C. and Allstate Financial Services, LLC effective October 1, 2002. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(14)
Form of Investment Management Agreement among Allstate Investment Management Company, The Allstate Corporation and certain affiliates effective February 1, 2012. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on February 7, 2012.

(10)(15)
Form of Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(16)
Investment Advisory Agreement and Amendment to Service Agreement as of January 1, 2002, between Allstate Insurance Company, Allstate Investments, LLC and Allstate Life Insurance Company of New York. Incorporated herein by reference to Allstate Life Insurance Company’s Form 10, SEC File No. 000-31248, filed on April 24, 2002.

(10)(17)
Investment Management Agreement between Allstate Investments, LLC and ALIC Reinsurance Company, effective July 1, 2005. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 7, 2005.

(10)(18)
Investment Management Agreement between Allstate Investments, LLC and ALIC Reinsurance Company effective as of March 31, 2008. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on December 23, 2008.

(10)(19)
Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, L.L.C., Intramerica Life Insurance Company, and Allstate Financial Services, LLC. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on September 1, 2011.

(10)(20)
Selling Agreement by and among Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc., f/k/a Allstate Life Financial Services, Inc., merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(21)
Amendment effective August 1, 1999 to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.

(10)(22)
Amendment effective September 28, 2001, to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.

(10)(23)
Amendment effective February 15, 2002, to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.

(10)(24)
Amendment effective April 21, 2003, to Selling Agreement between Allstate Life Insurance Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective July 26, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on November 10, 2004.

(10)(25)
Selling Agreement and Addenda to Agreement between Allstate Life Insurance Company as successor in interest to Glenbrook Life and Annuity Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective May 17, 2001, December 31, 2001, and November 18, 2002, respectively. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(26)
Selling Agreement by and among Allstate Life Insurance Company of New York, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective May 1, 2005. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(27)
Selling Agreement by and between Lincoln Benefit Life Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective August 2, 1999. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(28)
Marketing Coordination and Administrative Services Agreement among Allstate Insurance Company, Allstate Life Insurance Company and Allstate Financial Services, LLC effective January 1, 2003. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 26, 2004.

(10)(29)
First Amendment to Marketing Coordination and Administrative Services Agreement by and among Allstate Life Insurance Company, Allstate Financial Services, LLC and Allstate Insurance Company effective January 1, 2006. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on August 8, 2006.

(10)(30)
Marketing Agreement by and among Allstate Life Insurance Company as successor in interest to Glenbrook Life and Annuity Company, Allstate Distributors, L.L.C. (ALFS, Inc. merged with and into Allstate Distributors, L.L.C. effective September 1, 2011) and Allstate Financial Services, LLC effective June 10, 2003. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(31)
Reinsurance and Administrative Services Agreement by and between American Heritage Life Insurance Company and Columbia Universal Life Insurance Company effective February 1, 1998. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on January 30, 2008.

(10)(32)
Novation and Assignment Agreement by and among Allstate Life Insurance Company, American Heritage Life Insurance Company and Columbia Universal Life Insurance Company effective June 30, 2004. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on January 30, 2008.

(10)(33)
Amendment to Reinsurance Agreement effective December 1, 2007, by and between American Heritage Life Insurance Company and Allstate Life Insurance Company. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on January 30, 2008.

(10)(34)
Reinsurance Agreement between Allstate Life Insurance Company and American Heritage Life Insurance Company effective December 31, 2004. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on January 9, 2008.

(10)(35)
Amendment No. 1 dated as of January 1, 2008, to Reinsurance Agreement between Allstate Life Insurance Company and American Heritage Life Insurance Company effective December 31, 2004. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on January 9, 2008.

(10)(36)
Amendment No. 2 dated and effective as of April 1, 2011, to Reinsurance Agreement between Allstate Life Insurance Company and American Heritage Life Insurance Company effective December 31, 2004. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on August 5, 2011.

(10)(37)
Retrocessional Reinsurance Agreement between Allstate Life Insurance Company and American Heritage Life Insurance Company effective December 31, 2004. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 16, 2005.

(10)(38)
Reinsurance Agreement effective October 1, 2008, between American Heritage Life Insurance Company and Allstate Life Insurance Company. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on October 28, 2008.

(10)(39)
Reinsurance Agreement effective July 1, 2010, between Allstate Life Insurance Company and American Heritage Life Insurance Company. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on July 15, 2010.

(10)(40)
Amendment No. 1 dated and effective as of July 18, 2011, to Reinsurance Agreement effective July 1, 2010, between Allstate Life Insurance Company and American Heritage Life Insurance Company. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on August 5, 2011.

(10)(41)
Form of Tax Sharing Agreement by and among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on March 17, 2008.

(10)(42)
Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain of its affiliates, including Allstate Life Insurance Company effective January 1, 2007. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on February 21, 2008.

(10)(43)
Amended and Restated Reinsurance Agreement, dated April 1, 2014, between Allstate Life Insurance Company and Lincoln Benefit Life Company. Incorporated herein by reference to The Allstate Corporation’s Periodic Report on Form 8-K, SEC File No. 1-11840, filed on April 7, 2014.

(10)(44)
Reinsurance Agreement between Allstate Life Insurance Company and Allstate Assurance Company effective April 1, 2015. Incorporated herein by reference to Allstate Life Insurance Company’s Quarterly Report on Form 10-Q, SEC File No. 000-31248, filed on May 7, 2015.

(10)(45)
Surplus Note between Allstate Life Insurance Company and Allstate Assurance Company dated December 2, 2016. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on December 7, 2016.

(10)(46)
Reinsurance Agreement between Allstate Life Insurance Company and Allstate Assurance Company dated January 19, 2017. Incorporated herein by reference to Allstate Life Insurance Company’s Periodic Report on Form 8-K, SEC File No. 000-31248, filed on January 25, 2017.

(15)	Letter re: unaudited interim financial information from Independent Registered Public Accounting Firm. Filed herewith.

(16)	Letter re: change in certifying accountant. Not applicable.

(21)	Subsidiaries of the Registrant. Filed herewith.

(23)	Consent of Independent Registered Public Accounting Firm. Filed herewith.

(24)
Powers of Attorney for John E. Dugenske, Angela K. Fontana, Mary Jane Fortin, Mario Imbarrato, Jesse E. Merten, Julie Parsons, John C. Pintozzi, Mario Rizzo, Glenn T. Shapiro, Steven E. Shebik, Brian Stricker, and Thomas J. Wilson. Filed herewith.

(99)(a)
Merger Agreement and Articles of Merger Between Glenbrook Life and Annuity Company and Allstate Life Insurance Company (Incorporated herein by reference to Registration Statement (File No. 333-121811) dated December 29, 2004).

(99)(b)	Experts. None.

(101)	Interactive Data File. Incorporated herein by reference to Allstate Life Insurance Company’s Annual Report on Form 10-K, SEC File No. 000-31248, filed on February 28, 2020.

(16)(b)
Financial statement schedules required by Regulation S-X (17 CFR Part 210) and Item 11(e) of Form S-1 are incorporated by reference to Part II, Item 8 and Item 15(a)(2) in Allstate Life Insurance Company's Annual Report on Form 10-K, SEC File No. 000-31248, filed on February 28, 2020.

ITEM 17. UNDERTAKINGS.
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 15th day of April, 2020.
ALLSTATE LIFE INSURANCE COMPANY
(REGISTRANT)

By:	/s/ Angela K. Fontana
Angela K. Fontana Director, Vice President, General Counsel and Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 15th day of April, 2020.

*/ John E. Dugenske	Director and Chief Executive Officer
John E. Dugenske

/s/ Angela K. Fontana	Director
Angela K. Fontana

*/ Mary Jane Fortin	Director
Mary Jane Fortin

*/ Mario Imbarrato	Director and Chief Financial Officer
Mario Imbarrato

*/ Jesse E. Merten	Director
Jesse E. Merten

*/ Julie Parsons	Director
Julie Parsons

*/ John C. Pintozzi	Director and Controller
John C. Pintozzi

*/ Mario Rizzo	Director
Mario Rizzo

*/ Glenn T. Shapiro	Director
Glenn T. Shapiro

*/ Steven E. Shebik	Director
Steven E. Shebik

*/ Brian P. Stricker	Director
Brian P. Stricker

*/ Thomas J. Wilson	Director
Thomas J. Wilson
* By: Angela K. Fontana, pursuant to Power of Attorney, filed herewith.

Exhibit No.	Description

(5)	Opinion and Consent of General Counsel re: Legality of the securities being registered.

(21)	Subsidiaries of the Registrant.

(23)	Consent of Independent Registered Public Accounting Firm.

(24)
Powers of Attorney for John E. Dugenske, Angela K. Fontana, Mary Jane Fortin, Mario Imbarrato, Jesse E. Merten, Julie Parsons, John C. Pintozzi, Mario Rizzo, Glenn T. Shapiro, Steven E. Shebik, Brian Stricker, and Thomas J. Wilson.